Exhibit 99.1

First Industrial Realty Trust, Inc. 1 North Wacker Drive Suite 4200 Chicago, IL 60606 312/344-4300 MEDIA RELEASE

FIRST INDUSTRIAL REALTY TRUST REPORTS

FOURTH QUARTER AND FULL YEAR 2018 RESULTS

•	Occupancy of 98.5%, Up 120 Basis Points from 4Q17

•	Cash Same Store NOI Grew 6.0% in 4Q18 and 5.8% for the Year

•	Cash Rental Rates Were Up 6.5% in 4Q18 and 8.1% in 2018

•	Increased First Quarter 2019 Dividend to $0.23 Per Share, a 5.7% Increase

•	Leased 100% of the First Nandina Logistics Center, a 1.4 Million Square-Foot Development in the Inland Empire

•	Started Two New Build-to-Suit Developments Totaling 1.6 Million Square Feet in Atlanta and Dallas; Estimated Total Investment of $93 Million

•	In 1Q19, Started Two Developments Comprised of 249,000 Square Feet in Dallas and Phoenix; Estimated Total Investment of $20 Million

•	Placed in Service Eight 100% Leased Developments Comprised of 3.5 Million Square Feet and Total Investment of $227 Million in 2018 with First Year Cash Yield of 7.9%

•	Acquired Ten Buildings Totaling 1.0 Million Square Feet Plus Eight Land Parcels for $168 Million in 2018

•	Completed $72 Million of Asset Sales in 4Q18, $192 Million for 2018

CHICAGO, February 13, 2019 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the fourth quarter and full year 2018. Diluted net income available to common stockholders per share (EPS) was $0.40 in the fourth quarter, compared to $0.81 a year ago. Full year 2018 diluted net income available to common stockholders was $1.31 per share, compared to $1.69 per share in 2017.

First Industrial’s fourth quarter FFO was $0.42 per share/unit on a diluted basis, compared to $0.41 per share/unit a year ago. Fourth quarter results in both years include $0.01 per share of income related to insurance settlements.

Full year 2018 FFO was $1.60 per share/unit on a diluted basis versus $1.57 per share/unit in 2017. Excluding the impacts of the gain on the sale of land, impairment of land, severance charge and the gain related to an insurance settlement, FFO per share remained unchanged at $1.60. This compares with FFO of $1.56 per share in 2017 excluding the impacts of the gain on the sale of land, income tax expense associated with a property sale, the loss from retirement of debt, the settlement gain related to derivative instruments and the gain related to an insurance settlement.

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“Our team and our portfolio performed very well in 2018, culminating in record year-end occupancy of 98.5%,” said Peter E. Baccile, First Industrial’s president and chief executive officer. “We continued to create value for our shareholders and to meet customers’ space needs through our development program, including the largest lease in our history at our 1.4 million square-foot First Nandina Logistics Center in Southern California and two build-to-suit starts in Dallas and Atlanta totaling 1.6 million square feet. Tenants continue to actively seek logistics real estate as their supply chains grow and evolve and we are excited about the investments we are making to meet this demand.”

Portfolio Performance – Fourth Quarter and Full Year 2018

•	In service occupancy was 98.5% at the end of the fourth quarter, compared to 97.6% at the end of the third quarter of 2018, and 97.3% at the end of the fourth quarter of 2017.

•	Tenants were retained in 82.2% of square footage up for renewal. For the year, tenant retention was 82.8%.

•

Same property cash basis net operating income (“SS NOI”) increased 6.0% in the quarter, reflecting higher average occupancy, contractual rent escalations, increased rental rates on leasing and lower free rent. Including lease termination fees, SS NOI increased 7.3%. For the full year, SS NOI increased 5.8%. Including lease termination fees, SS NOI for 2018 increased 6.0%.

•

In the fourth quarter, rental rates increased 6.5% on a cash basis and increased 17.3% on a straight-line basis; leasing costs were $2.34 per square foot. For the full year, rental rates increased 8.1% on a cash basis and increased 20.6% on a straight-line basis; leasing costs were $2.31 per square foot.

Common Stock Dividend Increased

The board of directors declared a common dividend of $0.23 per share/unit for the quarter ending March 31, 2019 payable on April 15, 2019 to stockholders of record on March 29, 2019. The new dividend rate represents a 5.7% increase from the prior rate of $0.2175 per share/unit. This represents a payout ratio of approximately 64% of our anticipated 2019 Adjusted Funds From Operations (AFFO) as defined in our supplemental report.

Development Leasing

During the fourth quarter, the Company:

•	Leased 100% of the 1.4 million square-foot building at First Nandina Logistics Center in the Inland Empire.

•	Leased the remaining 301,000 square feet at the 602,000 square-foot First Park 94 Building II in the Chicago market.

In the first quarter of 2019 to date, the Company:

•	Pre-leased 63,000 square feet of its 125,000 square-foot building at First Park 121 in Dallas.

Investment and Disposition Activities

In the fourth quarter, the Company:

•

Placed in service three 100% leased buildings at the aforementioned 1.4 million square-foot building at First Nandina Logistics Center in Southern California, the 644,000 square-foot building at First Park @ PV-303 in Phoenix and the 71,000 square-foot building at The Ranch by First Industrial in Southern California.

•	Completed three developments in lease-up in Houston and Pennsylvania totaling 1.1 million square feet with an estimated total investment of $75.5 million.

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•	Commenced development of two projects totaling 1.6 million square feet with an estimated total investment of $92.9 million comprised of:

•	First Park Fairburn build-to-suit, Atlanta, 703,000 square feet, $40.4 million estimated investment.

•	First Mountain Creek Distribution Center build-to-suit, Dallas, 863,000 square feet, $52.5 million estimated investment.

•	Acquired four buildings totaling 511,000 square feet located in New Jersey, Houston and Seattle and two land parcels located in New Jersey and Miami for a total of $65.6 million.

•	Sold 18 buildings comprised of 871,000 square feet and two land parcels for $71.5 million.

For the full year 2018, the Company:

•	Placed in service eight buildings, 100% leased, totaling 3.5 million square feet with an estimated total investment of $226.6 million at a first year cash yield of 7.9%.

•	Acquired ten buildings totaling 1.0 million square feet for $124.9 million.

•	Acquired eight land parcels for a total investment of $42.6 million.

•	Sold 52 buildings totaling 2.6 million square feet and six land parcels for a total of $192.0 million.

In the first quarter of 2019 to date, the Company:

•	Commenced development of two projects totaling 249,000 square feet with an estimated total investment of $20.1 million comprised of:

•	First Fossil Creek Commerce Center, Dallas, 199,000 square feet, $12.4 million estimated investment.

•	Confidential build-to-suit, Phoenix, 50,000 square feet, $7.7 million estimated investment.

•	Acquired one land parcel for the aforementioned build-to-suit in Phoenix for $1.8 million.

•	Acquired a newly developed 173,000 square-foot vacant building in Chicago for $12.3 million.

“We continue to further enhance our portfolio by allocating capital to properties and markets that we believe will generate above-average rent growth that will contribute to our long-term cash flow growth,” said Johannson Yap, chief investment officer. “Our portfolio in the high barrier-to-entry market of Southern California accounted for 16.7% of our rental income in the fourth quarter of 2018. Pro forma, we can increase our position there to approximately 19% of rental income given our 1.4 million square-foot lease at First Nandina and assuming lease-up of our other developments in process and value-add acquisitions.”

Outlook for 2019

Mr. Baccile stated, “With continuing growth in the economy and strong demand for logistics facilities for e-commerce-related and other supply chain needs, we can drive cash flow growth from our existing portfolio, our development platform and overall portfolio management efforts. We will also benefit from opportunities to lower debt costs by refinancing higher cost debt maturities in 2019.”

	Low End of Guidance for 2019 (Per share/unit)	High End of Guidance for 2019 (Per share/unit)
Net Income	0.71	0.81
Add: Real Estate Depreciation/Amortization	0.93	0.93

FFO (NAREIT Definition)	$1.64	$1.74

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The following assumptions were used:

•	Average quarter-end in service occupancy of 96.75% to 97.75%.

•

Same-store NOI growth on a cash basis before termination fees of 1.5% to 3.0% for the full year. This range assumes 2019 bad debt expense of $2 million compared to $350,000 of realized bad debt expense in 2018. Same store guidance also reflects an estimated 80 basis point negative impact from tax true-ups in markets where taxes are paid in arrears.

•	General and administrative expense of approximately $27.5 million to $28.5 million.

•

Guidance includes the incremental costs expected in 2019 related to the Company’s developments completed and under construction as of December 31, 2018 plus the two aforementioned first quarter starts. In total, the Company expects to capitalize $0.02 per share of interest related to these development projects in 2019.

•	Guidance includes the dilutive impact of approximately $0.01 per share related to the new lease accounting rules.

•

Guidance reflects the expected payoff of approximately $72 million of secured debt maturities in the first quarter and approximately $35 million of secured debt maturities in the third quarter. These carry a weighted average interest rate of 7.74%,

•	Other than the above, guidance does not include the impact of:

•	any other future debt repurchases prior to maturity or future debt issuances,

•	any future investments or property sales after the date of this earnings release,

•	any future gains related to the final settlement of two insurance claims for damaged properties previously disclosed, or

•	any future equity issuances.

A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

Conference Call

First Industrial will host its quarterly conference call on Thursday, February 14, 2019 at 10:00 a.m. CST (11:00 a.m. EST.) The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter 2018 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

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About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry-leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 65.9 million square feet of industrial space as of December 31, 2018. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan, “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrialproperties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2017, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Statement of Operations and Other Data:
Total Revenues	$105,082	$102,130	$403,954	$396,402

Property Expenses	(30,424)	(29,659)	(116,854)	(113,494)
General and Administrative (a)	(6,279)	(6,769)	(27,749)	(28,079)
Impairment of Real Estate	—	—	(2,756)	—
Depreciation of Corporate FF&E	(223)	(246)	(800)	(747)
Depreciation and Other Amortization of Real Estate	(30,640)	(28,888)	(115,659)	(115,617)

Total Expenses	(67,566)	(65,562)	(263,818)	(257,937)

Gain on Sale of Real Estate	28,309	79,129	81,600	131,269
Interest Expense	(12,957)	(13,539)	(50,775)	(57,199)
Amortization of Debt Issuance Costs	(854)	(826)	(3,404)	(3,162)
Mark-to-Market and Settlement Gain on Derivative Instruments	—	48	—	1,896
Loss from Retirement of Debt	—	(122)	(39)	(1,775)

Income from Operations Before Equity in Loss of Joint Venture and Income Tax (Provision) Benefit	52,014	101,258	167,518	209,494

Equity in Loss of Joint Venture	(77)	—	(276)	—
Income Tax (Provision) Benefit	(1)	43	92	(1,193)

Net Income	51,936	101,301	167,334	208,301

Net Income Attributable to the Noncontrolling Interest	(1,109)	(3,314)	(4,095)	(6,845)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$50,827	$97,987	$163,239	$201,456

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$50,827	$97,987	$163,239	$201,456

Depreciation and Other Amortization of Real Estate	30,640	28,888	115,659	115,617
Impairment of Depreciable Real Estate	—	—	2,285	—
Noncontrolling Interest	1,109	3,314	4,095	6,845
Gain on Sale of Depreciable Real Estate	(28,249)	(78,918)	(80,909)	(131,058)

Funds From Operations (NAREIT) (“FFO”) (b)	$54,327	$51,271	$204,369	$192,860

Loss from Retirement of Debt	—	122	39	1,775
Restricted Stock/Unit Amortization	1,897	1,844	7,586	8,611
Amortization of Debt (Premiums)/Discounts and Hedge Costs	(10)	(15)	(44)	59
Amortization of Debt Issuance Costs	854	826	3,404	3,162
Depreciation of Corporate FF&E	223	246	800	747
Impairment of Non-Depreciable Real Estate	—	—	471	—
Mark-to-Market and Settlement Gain on Derivative Instruments	—	(48)	—	(1,896)
Gain on Sale of Non-Depreciable Real Estate	(60)	(211)	(691)	(211)
Non-incremental Building Improvements	(5,410)	(4,561)	(14,065)	(14,982)
Non-incremental Leasing Costs	(6,990)	(7,526)	(24,297)	(23,505)
Capitalized Interest	(1,002)	(1,339)	(5,869)	(4,353)
Capitalized Overhead	(727)	(121)	(1,714)	(355)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(901)	(1,276)	(2,479)	(5,632)

Adjusted Funds From Operations (“AFFO”) (b)	$42,201	$39,212	$167,510	$156,280

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

RECONCILIATION OF NET INCOME AVAILABLE TO

FIRST INDUSTRIAL REALTY TRUST, INC.’S COMMON

STOCKHOLDERS AND PARTICIPATING SECURITIES TO

ADJUSTED EBITDA (b) AND NOI (b)

	Three Months Ended		Twelve Months Ended
	December 31,	December 31,	December 31,	December 31,
	2018	2017	2018	2017
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$50,827	$97,987	$163,239	$201,456

Interest Expense	12,957	13,539	50,775	57,199
Depreciation and Other Amortization of Real Estate	30,640	28,888	115,659	115,617
Impairment of Real Estate	—	—	2,756	—
Severance Expense (a)	—	—	1,298	—
Income Tax Provision (Benefit)	1	(43)	(92)	1,193
Noncontrolling Interest	1,109	3,314	4,095	6,845
Loss from Retirement of Debt	—	122	39	1,775
Mark-to-Market and Settlement Gain on Derivative Instruments	—	(48)	—	(1,896)
Amortization of Debt Issuance Costs	854	826	3,404	3,162
Depreciation of Corporate FF&E	223	246	800	747
Gain on Sale of Real Estate	(28,309)	(79,129)	(81,600)	(131,269)

Adjusted EBITDA (b)	$68,302	$65,702	$260,373	$254,829

General and Administrative (a)	6,279	6,769	26,451	28,079
FFO from Joint Venture	77	—	276	—

Net Operating Income (“NOI”) (b)	$74,658	$72,471	$287,100	$282,908

Non-Same Store NOI	(5,368)	(6,428)	(18,280)	(25,129)

Same Store NOI Before Same Store Adjustments (b)	$69,290	$66,043	$268,820	$257,779

Straight-line Rent	756	(711)	1,020	(2,971)
Above (Below) Market Lease Amortization	(211)	(222)	(817)	(988)
Lease Termination Fees	(952)	(138)	(1,213)	(773)

Same Store NOI (Cash Basis without Termination Fees) (b)	$68,883	$64,972	$267,810	$253,047

Weighted Avg. Number of Shares/Units Outstanding - Basic	128,526	123,483	126,921	122,306
Weighted Avg. Number of Shares Outstanding - Basic	125,897	119,462	123,804	118,272

Weighted Avg. Number of Shares/Units Outstanding - Diluted	128,878	124,097	127,308	122,821
Weighted Avg. Number of Shares Outstanding - Diluted	126,249	120,076	124,191	118,787

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders and Participating Securities	$50,827	$97,987	$163,239	$201,456
Less: Allocation to Participating Securities	(164)	(331)	(513)	(646)

Net Income Available to First Industrial Realty Trust, Inc.’s Common Stockholders	$50,663	$97,656	$162,726	$200,810

Basic Per Share	$0.40	$0.82	$1.31	$1.70
Diluted Per Share	$0.40	$0.81	$1.31	$1.69
FFO (NAREIT) (b)	$54,327	$51,271	$204,369	$192,860
Less: Allocation to Participating Securities	(172)	(168)	(625)	(600)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$54,155	$51,103	$203,744	$192,260

Basic Per Share/Unit	$0.42	$0.41	$1.61	$1.57
Diluted Per Share/Unit	$0.42	$0.41	$1.60	$1.57

Common Dividends/Distributions Per Share/Unit	$0.2175	$0.2100	$0.8700	$0.8400

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,673,644	$3,495,745
Total Assets	3,142,691	2,941,062
Debt	1,297,783	1,296,997
Total Liabilities	1,462,780	1,465,185
Total Equity	$1,679,911	$1,475,877

a)

Twelve Months Ended
December 31, 2018
General and Administrative per the Form 10-Q	27,749
Severance Expense	(1,298)

General and Administrative per Reconciliation within the Selected Financial Data	26,451

b) Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), adjusted EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, we consider FFO, NOI, adjusted EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. Adjusted EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, adjusted EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.’s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of depreciable real estate, minus gain on sale of depreciable real estate.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

Adjusted EBITDA is defined as NOI minus general and administrative expenses and the equity in FFO loss from our investment in a joint venture. For the twelve months ended December 31, 2018, $1,298 of severance expense included in general and administrative expense was not deducted to arrive at adjusted EBITDA.

AFFO is defined as adjusted EBITDA minus GAAP interest expense, minus capitalized interest and overhead, (minus)/plus amortization of debt (premiums)/discounts and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock/unit amortization, minus severance expense and minus non-incremental capital expenditures. Non-incremental capital expenditures refer to building improvements and leasing costs required to maintain current revenues plus tenant improvements amortized back to the tenant over the lease term. Excluded are first generation leasing costs, capital expenditures underwritten at acquisition and development/redevelopment costs.

FFO, NOI, adjusted EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, adjusted EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, adjusted EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2017 and held as an in service property through the end of the current reporting period (including nine land parcels that are leased under ground lease arrangements), and developments and redevelopments that were placed in service prior to January 1, 2017 (the “Same Store Pool”). Properties which are at least 75% occupied at acquisition are placed in service, unless we anticipate tenant move-outs within two years of ownership would drop occupancy below 75%. Acquired properties with occupancy greater than 75% at acquisition, but with tenants that we anticipate will move out within two years of ownership, will be placed in service upon the earlier of reaching 90% occupancy or twelve months after move out. Acquisitions that are less than 75% occupied at the date of acquisition, developments and redevelopments are placed in service as they reach the earlier of a) stabilized occupancy (generally defined as 90% occupied), or b) one year subsequent to acquisition or development/redevelopment construction completion.

We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of above (below) market rent and the impact of lease termination fees. We exclude straight-line rent and above (below) market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, interest expense, depreciation and amortization, income tax benefit and expense, gains and losses on retirement of debt, impairment of real estate, gains and losses on the sale of real estate, equity in income or loss from our joint venture, mark-to-market and settlement gains and losses on derivative instruments, capital expenditures and leasing costs. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

In December 2018, NAREIT issued a white paper restating the definition of FFO. The purpose of the restatement was not to change the fundamental definition of FFO, but to clarify existing NAREIT guidance. The restated definition of FFO is a follows: Net Income (calculated in accordance with GAAP), excluding: (i) Depreciation and amortization related to real estate, (ii) Gains and losses from the sale of certain real estate assets, (iii) Gain and losses from change in control, and (iv) Impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. This restated definition provides an option to include or exclude gains and losses as well as impairment on non-depreciable real estate if the sales are deemed incidental. We currently include gains and losses as well as impairment related to our non-depreciable real estate that we deem incidental in our calculation of NAREIT FFO. Commencing on January 1, 2019 we will adopt the restated definition of NAREIT FFO on a prospective basis and will exclude gains and losses as well as impairment on our non-depreciable real estate that we deem incidental.